EXHIBIT (8)(a)(7)

AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT DATED MAY 1, 2020

(ALLIANCEBERNSTEIN)

Schedule A

to

Participation Agreement

Between

AllianceBernstein L.P.

AllianceBernstein Investments, Inc.

and

Transamerica Capital, Inc.

Transamerica Life Insurance Company

Dated

May 1, 2000

SEPARATE ACCOUNT, POLICY/CONTRACTS, FUNDS

EFFECTIVE AS OF MAY 1, 2020

SEPARATE ACCOUNT

Merrill Lynch Life Variable Annuity Separate Account A
Merrill Lynch Life Variable Annuity Separate Account B
Merrill Lynch Variable Life Separate Account
Merrill Lynch Life Variable Life Separate Account II
Retirement Builder Variable Annuity Account
Separate Account VA-6
Separate Account VA-7
Separate Account VA-8
Separate Account VA B
PFL Corporate Account One
Transamerica Corporate Separate Account Sixteen
Separate Account VUL-1
Separate Account VUL-2
Separate Account VUL-4
Separate Account VUL-5
Separate Account VUL-6

POLICY/CONTRACT

Merrill Lynch Investor Choice Annuity® (Investor Series)
Merrill Lynch Retirement Plus®
Merrill Lynch Retirement Power®
Merrill Lynch Retirement Optimizer®
Merrill Lynch Prime Plans I, II, III, IV, V, VI, 7
Directed Life, Directed Life 2
Merrill Lynch Investor Life
Merrill Lynch Investor Life Plus
Merrill Lynch Estate Investor I
Merrill Lynch Estate Investor II
Merrill Lynch Legacy Power
Retirement Income Builder IV
Portfolio Select Variable AnnuitySM
The Atlas Portfolio Builder Variable Annuity
Transamerica Access Variable Annuity
Transamerica Bounty® Variable Annuity

Transamerica Catalyst® Variable Annuity
Transamerica Classic® Variable Annuity
Transamerica InspireSM Variable Annuity
Transamerica Optimum Choice® Variable Annuity
Transamerica Variable Annuity Series
Transamerica Variable Annuity I-Share
Transamerica Variable Annuity O-Share
Partners Variable Annuity Series
MEMBERS® Variable Annuity Series
Transamerica AxiomSM II
Transamerica Advisor EliteSM II
Transamerica LandmarkSM Variable Annuity
Transamerica FreedomSM Variable Annuity
Transamerica ExtraSM Variable Annuity
Transamerica LibertySM Variable Annuity
Transamerica AxiomSM Variable Annuity
MEMBERS® LandmarkSM Variable Annuity
MEMBERS® FreedomSM Variable Annuity
MEMBERS® ExtraSM Variable Annuity
MEMBERS® LibertySM Variable Annuity
Transamerica Advisor EliteSM Variable Annuity
Transamerica PrincipiumSM Variable Annuity
Transamerica B-Share Variable Annuity
Transamerica AxiomSM III Variable Annuity
Transamerica InspireSM II Variable Annuity
Transamerica PrincipiumSM IV Variable Annuity
Transamerica I-Share II Variable Annuity
Advantage V Variable Adjustable Life Policy
Advantage VI Variable Adjustable Life Policy
Advantage X Variable Adjustable Life Policy
Transamerica Tribute
Transamerica Lineage
TransSurvivor
TransUltra
TransAccumulator

FUND – Classes A and B

AB Balanced Wealth Strategy Portfolio
AB Global Thematic Growth Portfolio
AB Growth Portfolio
AB Growth and Income Portfolio
AB Intermediate Bond Portfolio
AB International Growth Portfolio
AB International Value Portfolio
AB Large Cap Growth Portfolio
AB Real Estate Investment Portfolio
AB Small Cap Growth Portfolio
AB Small-Mid Cap Value Portfolio
AB VPS Value Portfolio

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